UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 25, 2008
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
Ex-10.1 Employment Agreement - Robert Y.L. Mao
Ex-10.2 Employment Agreement - Ronald A. Sege
Ex-99.1 Press release dated as of April 29, 2008

ITEM 1.02	Termination of a Material Definitive Agreement
3Com Corporation (the “Company”) has terminated the Agreement and Plan of Merger (the “Merger Agreement”) dated as of September 28, 2007 by and among the Company, Diamond II Holdings, Inc., a corporation organized under the laws of the Cayman Islands (“Newco”), and Diamond II Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub would have been merged with and into the Company, and as a result the Company would have continued as the surviving corporation and a wholly owned subsidiary of Newco. Newco is controlled by Bain Capital Fund IX, L.P. 3Com terminated the Merger Agreement, by letters dated April 25, 2008 and April 29, 2008, as a result of Newco’s failure to consummate the merger in accordance with the Merger Agreement. As previously disclosed, the Company intends to seek payment of the $66 million termination fee from Newco under the Merger Agreement.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Edgar Masri as CEO.
On April 29, 2008, we announced that effective at the close of business on April 29, 2008 Edgar Masri has left his office as President and Chief Executive Officer of 3Com, his membership on our Board of Directors and his title as Chairman and Chief Executive Officer of our China-based H3C Technologies Co., Limited subsidiary. In connection with his departure, Mr. Masri will receive his previously-disclosed severance benefits under his existing employment arrangements with 3Com Corporation.
Appointment of Robert Mao as CEO.
On April 29, 2008, our Board of Directors appointed Robert Y. L. Mao as our new Chief Executive Officer, effective on April 30, 2008. Mr. Mao will also assume the role of Chairman and Chief Executive Officer of our H3C subsidiary. Mr. Mao will remain as a member of our Board of Directors, a position he has held since March 2007.
Prior to assuming his new role at 3Com, Mr. Mao, 64, was most recently our Executive Vice President, Corporate Development from August 2006 to March 2007. Mr. Mao has over 30 years of experience in the telecommunications and IT industries. Before joining 3Com, Mr. Mao was President and Chief Executive Officer of Greater China for Nortel Networks from September 1997 to May 2006 and Regional President of Greater China for Alcatel from September 1995 to September 1997. Nortel and Alcatel are global suppliers of communication equipment serving both service provider and enterprise customers. At these positions, Mr. Mao managed operations in the People’s Republic of China, Taiwan, Hong Kong and Macao. Mr. Mao also held senior managerial and technical positions at Alcatel and ITT in Asia and the U.S. Mr. Mao holds a Master’s degree from Cornell University in Material Science and Metallurgical Engineering and earned a Master’s in Management from MIT. Mr. Mao is the past Vice Chairman of the Board of Governors of the Pacific Telecommunication Council (2003-2005). Mr. Mao serves on the Board of Hurray! Holding Co., Ltd., a wireless value-added services provider.
On April 29, 2008, we entered into an employment agreement for an at-will employment arrangement with Mr. Mao to become our new Chief Executive Officer. The terms of Mr. Mao’s employment with us include:
•	A base salary of $650,000 per year (the “Base Salary”);

•	Eligibility to receive a semi-annual cash incentive payment for the achievement of company and individual performance goals established by the Board of Directors or the Compensation Committee, with an annual target of 100% of base salary and with a guaranteed target payment for FY09 (the “Target Annual Incentive”);

•	An obligation of the Company to grant 7-year non-qualified stock options to purchase 2 million shares of the Company’s common stock at an exercise price equal to the closing price of our common stock on the first Tuesday of the month following the month in which Mr. Mao commences employment with us (the “First Tuesday Date”), which options will vest as to 25% of the underlying shares on each anniversary of the grant date over 4 years assuming Mr. Mao’s continued employment with us on each scheduled vesting date;

•	An obligation of the Company to grant 1.5 million shares of restricted stock to Mr. Mao on the First Tuesday Date, which restricted stock will vest as to 33.33% on each anniversary of the grant date over 3 years assuming Mr. Mao’s continued employment with us on each scheduled vesting date;

•	Purchase of term life insurance for the benefit of Mr. Mao in agreed-upon amounts;

•	Severance benefits for involuntary termination of Mr. Mao’s employment by us without cause, or Mr. Mao’s voluntary termination of his employment with us for good reason, other than in connection with a change in control, include:
o	Continued payment of Base Salary and Target Annual Incentive for the year in which the termination occurs, for 12 months, paid in accordance with the Company’s normal payroll practices;

o	12 months of accelerated vesting of outstanding equity awards (other than performance-based awards), provided that if the termination or resignation occurs after April 29, 2009, in addition, Mr. Mao’s initial grants described above shall fully vest and if such termination or resignation is after December 31, 2009, any grants made in calendar year 2009 shall also fully vest;

o	Extension of the exercise period for vested stock options to the earlier of (i) 165 days from the termination date; and (ii) the original term of the option;

o	Reimbursement for premiums paid for continued health benefits under Company health plans under COBRA until the earlier of: (i) eighteen months from the termination date, or (ii) the date upon which Mr. Mao becomes eligible for similar coverage elsewhere;

o	Conversion of basic term life insurance in effect immediately prior to termination until the earlier of one year or eligibility for similar coverage by another employer;

o	The foregoing is subject to the requirement that Mr. Mao sign a release agreement containing (i) a release of claims against the Company, (ii) a one-year non-solicitation agreement, (iii) a one-year non-competition agreement and (iv) a non-disparagement agreement; and

o	If additional taxes would result due to IRC Section 409A, the Company will accrue payments otherwise due during the first six months after termination and pay them in a lump sum on the date that is six months and one day after the termination date.
•	Change of control severance benefits including:
o	Solely in the event that Mr. Mao is involuntarily terminated (other than for cause, death or disability) or voluntarily terminates his employment for good reason, in each case within three months prior to, or within twelve months following, a change of control, the following benefits apply:
▪	Continued payment of Base Salary for 24 months, paid in accordance with the Company’s normal payroll practices;

▪	Two payments, each equal to 100% of Target Annual Incentive for the year in which termination occurs, payable at the time bonuses are normally paid;

▪	Full vesting of outstanding equity awards (other than performance-based awards);

▪	Extension of the exercise period for vested stock options to the earlier of (i) 165 days from the termination date; and (ii) the original term of the option;

▪	Reimbursement for premiums paid for continued health benefits under Company health plans under COBRA until the earlier of: (i) eighteen months from the termination date, or (ii) the date upon which Mr. Mao becomes eligible for similar coverage elsewhere; and

▪	Conversion of basic term life insurance in effect immediately prior to termination until the earlier of one year or eligibility for similar coverage by another employer.
o	The foregoing is subject to the requirement that Mr. Mao sign a release agreement containing (i) a release of claims against the Company, (ii) a one-year non-solicitation agreement, (iii) a one-year non-competition agreement and (iv) a non-disparagement agreement;

o	If additional taxes would result:
▪	due to IRC Section 409A, the Company will accrue payments otherwise due during the first six months after termination and pay them in a lump sum on the date that is six months and one day after the termination date; and

▪	due to IRC Section 280G, the Company shall make payments to Mr. Mao sufficient to pay such taxes and additional payments to cover the taxes on the original payment itself.
•	Other benefits:

o	Specified travel and transit benefits.

o	Tax equalization. Acknowledging Mr. Mao’s intention to spend a significant time managing our operations in China, 3Com will pay the difference in taxes incurred as a result of Mr. Mao’s actual compensation and the amount he would have incurred had he performed all of his work in the United States, plus a gross-up payment on the additional payment to account for the additional taxes on such payment.

o	Tax preparation and legal fees up to a specified limit.
•	An agreement by Mr. Mao not to solicit employment for any employee of the Company, an agreement not to compete with the Company and an agreement not to disparage the Company, in each case during the term of his employment with the Company until the one year anniversary following termination of employment.
The foregoing description of Mr. Mao’s employment terms is qualified in its entirety by reference to the provisions of the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.
Appointment of Ronald Sege as President and COO; Election to Board of Directors.
On April 29, 2008, our Board of Directors appointed Ronald Sege as our new President and Chief Operating Officer, effective on April 30, 2008. In addition, on April 29, 2008, Mr. Sege was elected to our Board of Directors following the recommendation of the Board’s Nominating and Governance Committee. Mr. Sege’s election is effective on April 30, 2008 and his initial term expires at the 2008 Annual Meeting of Stockholders (currently scheduled to be held in September 2008).
Before assuming a consulting role as an advisor to our Board in March and April of 2008, Mr. Sege, 51, most recently served as President and Chief Executive Officer of Tropos Networks, Inc. a provider of wireless broadband networks, from 2004 to 2008. He is currently on Tropos’ Board of Advisors. Prior to Tropos, Mr. Sege was President and Chief Executive Officer of Ellacoya Networks, Inc. a provider of broadband service optimization solutions based on deep packet inspection technology, from 2001-2004. Prior to Ellacoya, Mr. Sege was Executive Vice President of Lycos, Inc., the internet search engine, from 1998-2001. Prior to Lycos, Mr. Sege spent nine years at 3Com Corporation, from 1989-1998, serving in a variety of senior management roles including Executive Vice President, Global Systems Business Unit. Mr. Sege holds an MBA from Harvard University and a BA from Pomona College.
On April 29, 2008, we entered into an employment agreement for an at-will employment arrangement with Mr. Sege to become our new President and Chief Operating Officer. The terms of Mr. Sege’s employment with us include:
•	A base salary of $500,000 per year (the “Base Salary”);

•	Eligibility to receive a semi-annual cash incentive payment for the achievement of company and individual performance goals established by the Board of Directors or the Compensation Committee, with an annual target of 80% of base salary and with a guaranteed target payment for FY09 (the “Target Annual Incentive”);

•	As an inducement to his employment with us, an obligation of the Company to grant 7-year non-qualified stock options to purchase 2 million shares of the Company’s common stock at an exercise price equal to the closing price of our common stock on the first Tuesday of the month following the month in which Mr. Sege commences employment with us (the “First Tuesday Date”), which options will vest as to 25% of the underlying shares on each anniversary of the grant date over 4 years assuming Mr. Sege’s continued employment with us on each scheduled vesting date;

•	As an inducement to his employment with us, an obligation of the Company to grant 1 million shares of restricted stock to Mr. Sege on the First Tuesday Date, which restricted stock will vest as to 33.33% on each anniversary of the grant date over 3 years assuming Mr. Sege’s continued employment with us on each scheduled vesting date;

•	Purchase of term life insurance for the benefit of Mr. Sege in agreed-upon amounts;

•	Severance benefits for involuntary termination of Mr. Sege’s employment by us without cause, or Mr. Sege’s voluntary termination of his employment with us for good reason, other than in connection with a change of control, include:

o	Continued payment of Base Salary and Target Annual Incentive for the year in which the termination occurs, for 12 months, paid in accordance with the Company’s normal payroll practices;

o	12 months of accelerated vesting of outstanding equity awards (other than performance-based awards);

o	Extension of the exercise period for vested stock options to the earlier of (i) 165 days from the termination date; and (ii) the original term of the option;

o	Reimbursement for premiums paid for continued health benefits under Company health plans under COBRA until the earlier of: (i) eighteen months from the termination date, or (ii) the date upon which Mr. Sege becomes eligible for similar coverage elsewhere; and

o	Conversion of basic term life insurance in effect immediately prior to termination until the earlier of one year or eligibility for similar coverage by another employer.

o	“Good reason” for Mr. Sege includes failure to appoint Mr. Sege as CEO of 3Com by April 30, 2011, or the appointment of a person other than Mr. Mao as CEO of 3Com.
▪	Enhanced severance in this circumstance includes (x) full acceleration of unvested equity (other than performance-based awards) in the case of failure to appoint Mr. Sege as CEO by April 30, 2011 or the appointment of another as CEO after April 29, 2010 and (y) acceleration of 50% of unvested equity (other than performance-based awards) in the case of appointment of another as CEO prior to April 30, 2010.
o	The foregoing is subject to the requirement that Mr. Sege sign a release agreement containing (i) a release of claims against the Company, (ii) a one-year non-solicitation agreement and (iii) a non-disparagement agreement; and

o	If additional taxes would result due to IRC Section 409A, the Company will accrue payments otherwise due during the first six months after termination and pay them in a lump sum on the date that is six months and one day after the termination date.
•	Change of control severance benefits including:
o	Solely in the event that Mr. Sege is involuntarily terminated (other than for cause, death or disability) or voluntarily terminates his employment for good reason, in each case within three months prior to, or within twelve months following, a change of control, the following benefits apply:
▪	Continued payment of Base Salary for 24 months, paid in accordance with the Company’s normal payroll practices;

▪	Two payments, each equal to 100% of Target Annual Incentive for the year in which termination occurs, payable at the time bonuses are normally paid;

▪	Full vesting of outstanding equity awards (other than performance-based awards);

▪	Extension of the exercise period for vested stock options to the earlier of (i) 165 days from the termination date; and (ii) the original term of the option;

▪	Reimbursement for premiums paid for continued health benefits under Company health plans under COBRA until the earlier of: (i) eighteen months from the termination date, or (ii) the date upon which Mr. Sege becomes eligible for similar coverage elsewhere; and

▪	Conversion of basic term life insurance in effect immediately prior to termination until the earlier of one year or eligibility for similar coverage by another employer.
o	The foregoing is subject to the requirement that Mr. Sege sign a release agreement containing (i) a release of claims against the Company, (ii) a one-year non-solicitation agreement and (iii) a non-disparagement agreement;

o	If additional taxes would result:
▪	due to IRC Section 409A, the Company will accrue payments otherwise due during the first six months after termination and pay them in a lump sum on the date that is six months and one day after the termination date; and

▪	due to IRC Section 280G, the Company shall make payments to Mr. Sege sufficient to pay such taxes and additional payments to cover the taxes on the original payment itself.
•	An agreement by Mr. Sege not to solicit employment for any employee of the Company and an agreement not to disparage the Company, in each case during the term of his employment with the Company until the one year anniversary following termination of employment.

The foregoing description of Mr. Sege’s employment terms is qualified in its entirety by reference to the provisions of the Employment Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.
Grants to Certain Executives
On April 29, 2008, the Compensation Committee of the Board of Directors of 3Com approved equity grants to the following named executive officers and the current CFO in the amounts opposite their names below:

Name	Position	Restricted stock (#)	Common stock underlying options (#)
Jay Zager	EVP, CFO	150,000	400,000
Neal Goldman	EVP, CALO	175,000	475,000
These equity grants vest in four equal installments, every six months over a two year period. The options have a seven-year term and will have an exercise price equal to the closing price of our common stock on the first Tuesday of the month following the month in which the grant was made.
Safe Harbor
This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our new Chief Executive Officer and new President and Chief Operating Officer, and our intent to pursue the termination fee under the Merger Agreement with affiliates of Bain Capital. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to obtain the termination fee; and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the fiscal quarter ended February 29, 2008. 3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this Form 8-K or with respect to the announcements described herein.

ITEM 9.01	Financial Statements and Exhibits
          (c) Exhibits

Exhibit Number	Description

10.1	3Com Corporation Employment Agreement, dated as of April 29, 2008, between the registrant and Robert Mao*

10.2	3Com Corporation Employment Agreement, dated as of April 29, 2008, between the registrant and Ronald Sege*

99.1	Press release entitled “3COM ANNOUNCES SENIOR LEADERSHIP CHANGES TO ACCELERATE GLOBAL BUSINESS PLAN” dated as of April 29, 2008.

*	Indicates a management contract or compensatory plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: April 29, 2008	By:	/s/ NEAL D. GOLDMAN
Neal D. Goldman
Executive Vice President and Chief Administrative and Legal Officer

Exhibit Index

Exhibit Number	Description

10.1	3Com Corporation Employment Agreement, dated as of April 29, 2008, between the registrant and Robert Mao*

10.2	3Com Corporation Employment Agreement, dated as of April 29, 2008, between the registrant and Ronald Sege*

99.1	Press release entitled “3COM ANNOUNCES SENIOR LEADERSHIP CHANGES TO ACCELERATE GLOBAL BUSINESS PLAN” dated as of April 29, 2008.

*	Indicates a management contract or compensatory plan